Exhibit 10.4

EXECUTION VERSION

INDEMNIFICATION AGREEMENT

INDEMNIFICATION AGREEMENT (this “Agreement”), dated as of [•] (the “Effective Date”), by and between [•] (“Indemnitee”) and Great Elm Capital Corp., a Maryland corporation (the “Company”).

RECITALS

It is essential to the Company to retain and attract as directors and officers the most capable persons available;

Indemnitee has agreed (i) to serve as a director of the Company and (ii) to be named by the Company in a registration statement filed by the Company with the Securities and Exchange Commission on Form N-14 (the “Registration Statement”) as a person that has agreed to serve as a director and may, in connection with either or both of the foregoing activities, be subjected to claims, suits or proceedings;

The Company’s governing documents (the “Organizational Documents”) currently provide for the indemnification of the Company’s directors and officers in respect of various claims, liabilities, losses and expenses to which they may become subject as a result of serving as an officer and/or director of the Company; the Company wishes to confirm the manner in which such indemnification will be made available to Indemnitee, and the Company also wishes to confirm its agreement that the indemnification to be provided to the Indemnitee by the Company will extend to any and all claims, liabilities, losses and expenses to which the Indemnitee may become subject as a result of being named in the Registration Statement as a person that has agreed to serve as a director of the Company;

The Organizational Documents permit the Company to advance expenses to its directors and officers in connection with defending any action with respect to which indemnification might be sought pursuant to the Organizational Documents and the Indemnitee has agreed to serve as a director of the Company in part in reliance on the Organizational Documents and on the additional undertakings of the Company provided for herein;

As an inducement to Indemnitee (i) to consent to be named in the Registration Statement as a person that has agreed to serve as a director and (ii) to serve thereafter in such capacity and in such other capacities as may be requested from time to time and to provide Indemnitee with contractual assurance that advancement of expenses will be available to Indemnitee, the Company has agreed to advance expenses that may be incurred by Indemnitee in connection with any matter in respect of which indemnification might be sought pursuant to the Organizational Documents or this Agreement, in each case to the maximum extent permitted by law as hereinafter provided; and

The parties by this Agreement desire to set forth their agreement regarding indemnification and advancement of expenses.

AGREEMENT

In consideration of the foregoing and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

1.                                      DEFINITIONS.  For purposes of this Agreement:

1.1                               “Corporate Status” means the status of a person as a future, present or former director, officer, employee or agent of the Company or as a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any other foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving in such capacity at the request of the Company. As a clarification and without limiting the circumstances in which Indemnitee may be serving at the request of the Company, service by Indemnitee shall be deemed to be at the request of the Company: (i) if Indemnitee serves or served as a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any corporation, partnership, limited liability company, joint venture, trust or other enterprise (x) of which a majority of the voting power or equity interest is owned directly or indirectly by the Company or (y) the management of which is controlled directly or indirectly by the Company, or (ii) if, as a result of Indemnitee’s service to the Company or any of its affiliated entities, Indemnitee is subject to duties by, or required to perform services for, an employee benefit plan or its participants or beneficiaries, including as a deemed fiduciary thereof. Corporate Status includes the status of a person named in a registration statement filed under the Securities Act of 1933 as a person that has agreed to serve as a director of the Company.

1.2                               “Directors” and “Board of Directors” shall mean the persons duly elected or appointed to the Board of Directors of the Company from time to time, so long as they shall continue in office, and all other persons who at the time in question have been duly elected or appointed and have qualified as directors in accordance with the provisions of the Organizational Documents and the Bylaws of the Company and are then in office.

1.3                               “Expenses” means any and all reasonable and out-of-pocket attorneys’ fees and costs, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, ERISA excise taxes and penalties and any other disbursements or expenses incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in or otherwise participating in a Proceeding. Expenses shall also include Expenses incurred in connection with any appeal resulting from any Proceeding including, without limitation, the premium for, security for and other costs relating to any cost bond, supersedes bond or other appeal bond or its equivalent.

1.4                               “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither is, nor in the past five years has been, retained to represent: (i) the Company or its investment adviser, or any affiliate of either of them, or Indemnitee, in any matter material to any such party (other than with respect to matters concerning Indemnitee under this Agreement or of other indemnitees under similar indemnification agreements), or (ii) any other party to or participant or witness in the Proceeding giving rise to a claim for indemnification or advance of Expenses hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

1.5                               “Independent Director” means a Director that is not an “interested person” as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”).

1.6                               “Independent Disinterested Director” means an Independent Director who is not, and was not, a party to the Proceeding in respect of which indemnification and/or advancement of Expenses is sought by Indemnitee.

1.7                               “Proceeding” means any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other proceeding, whether brought by or in the right of the Company or otherwise and whether of a civil (including intentional or unintentional tort claims), criminal, administrative or investigative (formal or informal) nature, including any appeal therefrom, except one pending or completed on or before the Effective Date, unless otherwise specifically agreed in writing by the Company and Indemnitee. If Indemnitee reasonably believes that a given situation may lead to or result in the institution of a Proceeding, such situation shall also be considered a Proceeding.

2.                                      INDEMNIFICATION AND ADVANCEMENT OF EXPENSES.

2.1                               Indemnification Obligation.  Subject to the limitations set forth in Section 2.3, the Company shall indemnify, and advance Expenses to, Indemnitee (a) as provided in this Agreement and (b) as otherwise permitted by Maryland law in effect on the Effective Date and as amended from time to time; provided, however, that no change in Maryland law shall have the effect of reducing the benefits that are available to Indemnitee hereunder based on Maryland law as in effect on the Effective Date. Subject to the limitations set forth in Section 2.3, the rights of Indemnitee provided in this Section 2.1 shall include, without limitation, the rights set forth in the other sections of this Agreement, including any additional indemnification permitted by Section 2-418(g) of the Maryland General Corporation Law (the “MGCL”).

2.2                               Standards. Subject to the limitations set forth in Section 2.3, if, by reason of Indemnitee’s Corporate Status, Indemnitee is, or is threatened to be, made a party to any Proceeding, the Company shall indemnify Indemnitee against all judgments, penalties, damages, fines and amounts paid in settlement and all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection with any such Proceeding unless it is established by clear and convincing evidence that (a) the act or omission of Indemnitee was material to the matter giving rise to the Proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, or (b) Indemnitee actually received an improper personal benefit in money, property or services in the matter giving rise to the Proceeding or (c) in the case of any criminal Proceeding, Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

2.3                               Limitations.  Notwithstanding any other provision of this Agreement (other than Section 2.4), Indemnitee shall not be entitled to:

(a)                                 indemnification hereunder in respect of a Proceeding if the Proceeding was one by or in the right of the Company and Indemnitee is adjudged in that Proceeding to be liable to the Company;

(b)                                 indemnification hereunder in respect of any Proceeding charging improper personal benefit to Indemnitee, whether or not involving action in Indemnitee’s Corporate Status, if Indemnitee is adjudged in that Proceeding to be liable on the basis that personal benefit was improperly received; or

(c)                                  indemnification or advancement of Expenses hereunder if the Proceeding was brought by Indemnitee, unless: (i) the Proceeding was brought to enforce indemnification under this Agreement, and then only to the extent in accordance with and as authorized by this Agreement, or (ii) the Company’s Organizational Documents, a resolution of the Board of Directors or an agreement approved by the Board of Directors to which the Company is a party expressly provide otherwise.

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2.4                               Court Ordered Indemnification. A court of appropriate jurisdiction, upon application of Indemnitee and such notice as the court shall require, may order indemnification of Indemnitee by the Company in the following circumstances:

(a)                                 if such court determines that Indemnitee is entitled to reimbursement under Section 2-418(d)(1) of the MGCL and the court shall order indemnification, in which case Indemnitee shall be entitled in addition to recover the Expenses of securing such reimbursement; or

(b)                                 if such court determines that Indemnitee is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not Indemnitee (i) has met the standards of conduct set forth in Section 2-418(b) of the MGCL or (ii) has been adjudged liable for receipt of an improper personal benefit under Section 2-418(c) of the MGCL, the court may order such indemnification as the court shall deem proper; provided, however, that indemnification with respect to any Proceeding by or in the right of the Company or in which liability shall have been adjudged in the circumstances described in Section 2-418(c) of the MGCL shall be limited to Expenses.

2.5                               Expenses. Subject to the limitations set forth in Section 2.3, to the extent that Indemnitee was or is, by reason of his or her Corporate Status, made a party to (or otherwise becomes a participant in) any Proceeding and is successful, on the merits or otherwise, in the defense or prosecution of such Proceeding, Indemnitee shall be indemnified for all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee under this Section 2.5 for all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection with such Proceeding except only for any such Expenses that would not have been incurred if the only claims, issues or matters addressed in the Proceeding had been those as to which Indemnitee was successful. For purposes of this Section 2.5, and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

2.6                               Expense Advances. If, by reason of Indemnitee’s Corporate Status, Indemnitee is, or is threatened to be, made a party to any Proceeding, the Company shall, without requiring a preliminary determination of Indemnitee’s ultimate entitlement to indemnification hereunder, advance all Expenses incurred by or on behalf of Indemnitee in connection with such Proceeding. Such advance or advances shall be made within ten days after the receipt by the Company of a statement or statements requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding and may be in the form of, in the reasonable discretion of Indemnitee (but without duplication), (a) payment of such Expenses directly to third parties on behalf of Indemnitee, (b) advancement to Indemnitee of funds in an amount sufficient to pay such Expenses or (c) reimbursement to Indemnitee for Indemnitee’s payment of such Expenses. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by a written affirmation by Indemnitee of Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Company as authorized by law and by this Agreement has been met and a written undertaking by or on behalf of Indemnitee to reimburse the portion of any Expenses advanced to Indemnitee, relating to claims, issues or matters in the Proceeding as to which it shall ultimately be established, by clear and convincing evidence, that the standard of conduct has not been met by Indemnitee and which have not been successfully resolved as described in Section 2.5. To the extent that Expenses advanced to Indemnitee do not relate to a specific claim, issue or matter in the Proceeding, such Expenses shall be allocated on a reasonable and proportionate basis. The undertaking required by this Section 2.6 shall be an unlimited general obligation by or on behalf of Indemnitee and shall be accepted without reference to Indemnitee’s financial ability to repay such advanced Expenses and without any requirement to post security therefor.

2.7                               Payment of Expenses. Subject to the limitations set forth in Section 2.3, to the extent that Indemnitee is or may be, by reason of his or her Corporate Status, made a witness or otherwise asked by the Company or legally required to participate in any Proceeding, whether instituted by the Company or any other party, and to which Indemnitee is not a party, he or she shall be advanced all reasonable Expenses and indemnified against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith within ten days after the receipt by the Company of a statement or statements requesting any such advance or indemnification from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee.

3.                                      PROCEDURE FOR DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION.

3.1                               Claim. To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. Indemnitee may submit one or more such requests from time to time and at such time(s) as Indemnitee deems appropriate in his or her sole discretion. The officer of the Company receiving any such request from Indemnitee shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that Indemnitee has requested indemnification.

3.2                               Consideration of Claim.  Upon written request by Indemnitee for indemnification pursuant to Section 3.1, a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall promptly be made in the specific case: (i) by the Board of Directors by a majority vote of a quorum consisting of Independent Disinterested Directors or, if such a quorum cannot be obtained, then by a majority vote of a duly authorized committee of the Board of Directors consisting solely of one or more Independent Disinterested Directors, (ii) if Independent Counsel has been selected by the Board of Directors in accordance with Section 2-418(e)(2)(ii) of the MGCL and approved by Indemnitee, which approval shall not be unreasonably withheld, by Independent Counsel, in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee or (iii) if so directed by a majority of the members of the Board of Directors, by the stockholders of the Company. Notwithstanding the foregoing, if Indemnitee so requests, the determination provided for in this Section 3.2 shall be made by Independent Counsel. If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination in the discretion of the person or persons making such determination pursuant to this Section 3.2. Any Expenses incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification)

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and the Company shall indemnify and hold Indemnitee harmless therefrom.

3.3                               Independent Counsel. The Company shall pay the fees and expenses of Independent Counsel, if one is appointed.

4.                                      PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS.

4.1                               Presumption. In making any determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 3.1, and unless at such time Indemnitee is an “interested person” of the Company (as defined in the 1940 Act), the Company shall have the burden of proof to overcome that presumption with clear and convincing evidence in connection with the making of any determination contrary to that presumption.

4.2                               Termination The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, upon a plea of nolo contendere or its equivalent, or entry of an order of probation prior to judgment, creates a rebuttable presumption that Indemnitee did not meet the requisite standard of conduct described herein for indemnification but Indemnitee may rebut that presumption with an affidavit attesting to Indemnitee’s good faith belief that Indemnitee is entitled to indemnification or in any other reasonably appropriate manner.

4.3                               Knowledge. The knowledge and/or actions, or failure to act, of any other director, officer, employee or agent of the Company or any other director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any other foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise shall not be imputed to Indemnitee for purposes of determining any other right to indemnification under this Agreement.

5.                                      REMEDIES OF INDEMNITEE.

5.1                               Appeal. If a determination is made pursuant to Section 3 that Indemnitee is not entitled to indemnification or advancement of expenses under this Agreement, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Maryland or in any other court of competent jurisdiction of Indemnitee’s entitlement to such indemnification or advancement of expenses.

5.2                               Binding Effect. If a determination shall have been made pursuant to Section 3 that Indemnitee is entitled to indemnification or advancement of expenses, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to Section 3, absent a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification or advancement of expenses.

6.                                      NON-EXCLUSIVITY; SURVIVAL OF RIGHTS; SUBROGATION.

6.1                               Non-Exclusivity. The rights to indemnification and advancement of expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law or the Organizational Documents. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in Indemnitee’s corporate status prior to such amendment, alteration or repeal. No amendment, modification or alteration to the Organizational Documents or the Bylaws of the Company shall, nor shall any action taken by Company shareholders, operate to alter, modify, amend or repeal Indemnitee’s right to indemnification or advancement of expenses under this Agreement; the rights and obligations of the parties hereunder may only be altered, amended, modified or repealed pursuant to Section 13.

6.2                               Subrogation. In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

6.3                               No Duplication. The Company shall not be liable under this Agreement to make any payment of amounts otherwise reimbursable as expenses hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

6.4                               Savings Clause. The Company shall not be liable under this Agreement to make any payment of amounts otherwise reimbursable as expenses hereunder where the making of such payment would violate applicable law (including, for the avoidance of doubt, the 1940 Act).

7.                                      CONTRIBUTION.  If the indemnification provided in this Agreement is unavailable in whole or in part and may not be paid to Indemnitee for any reason, other than for failure to satisfy the standard of conduct set forth in Section 2.2 or due to the provisions of Section 2.3, then, with respect to any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), to the fullest extent permissible under applicable law, the Company, in lieu of indemnifying and holding harmless Indemnitee, shall pay, in the first instance, the entire amount ot the liability incurred by Indemnitee, whether for Expenses, judgments, penalties, and/or amounts paid or to be paid in settlement, in connection with such Proceeding without requiring Indemnitee to contribute to such payment, and the Company hereby waives and relinquishes any right of contribution it may have at any time against Indemnitee.

8.                                      REPORTS TO STOCKHOLDERS.  To the extent required by the MGCL, the Company shall report in writing to its stockholders the payment of any amounts for indemnification of, or advance of Expenses to, Indemnitee under this Agreement arising out of a Proceeding by or in the right of the Company with the notice of the meeting of stockholders of the Company next following the date of the payment of any such indemnification or advance of Expenses or prior to such meeting.

9.                                      BINDING EFFECT.

9.1                               Successors. The indemnification and advancement of expenses granted pursuant to this Agreement shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), shall continue in effect whether or not Indemnitee becomes a Director and after Indemnitee has ceased to be a Director, and shall inure to the benefit of Indemnitee and Indemnitee’s heirs, executors and administrators.

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9.2                               Assumption by Operation of Law.  Any successor of the Company (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, shall be automatically deemed to have assumed and agreed to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place, provided that no such assumption shall relieve the Company of its obligations hereunder.

10.                               SEVERABILITY.  If any one or more provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

11.                               COUNTERPARTS.  This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.  One such counterpart signed by the party against whom enforceability is sought shall be sufficient to evidence the existence of this Agreement.

12.                               HEADINGS.  The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

13.                               MODIFICATION AND WAIVER.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

14.                               NOTICES.  Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is accepted by the party to whom it is given, and shall be given by being delivered at the following addresses to the parties hereto:

If to Indemnitee, to:  The address set forth on the signature page hereto.

If to the Company to:	Great Elm Capital Corp.
200 Clarendon Street, 51st Floor
Boston, MA 02116
Attention: General Counsel

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

15.                               GOVERNING LAW.  The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Maryland, without regard to its conflicts of laws rules.

16.                               ENTIRE AGREEMENT.  This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

The parties hereto have executed this Agreement as of the day and year first above written.

GREAT ELM CAPITAL CORP.

By:
Name:
Title:

Indemnitee

Name:
Address:

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